UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 24, 2013

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 24, 2013, we held the annual meeting of shareholders of Calavo Growers, Inc. at 15765 W. Telegraph Road, Santa Paula, California, 93060. At the meeting, the holders of our outstanding common stock acted on the following matters:

(1) The shareholders voted on a cumulative basis and elected the following 13 directors, each to serve for a term of one year. Each nominee received the following votes:

	Votes For	Votes Withheld	Broker Non-Votes
Name of Nominee
Lecil E. Cole	18,868,872	1,332,296	1,842,920
George H. Barnes	7,477,012	967,502	1,842,920
James D. Helin	8,227,865	229,649	1,842,920
Donald M. Sanders	6,738,421	1,706,093	1,842,920
Marc L. Brown	5,945,525	2,511,989	1,842,920
Michael A. DiGregorio	8,214,806	229,708	1,842,920
Scott Van Der Kar	6,738,211	1,706,293	1,842,920
J. Link Leavens	6,732,970	1,711,544	1,842,920
Dorcas H. Thille (McFarlane)	7,041,939	1,727,354	1,842,920
John M. Hunt	6,569,331	1,936,322	1,842,920
Egidio Carbone, Jr.	8,371,612	231,031	1,842,920
Harold Edwards	15,375,839	1,713,675	1,842,920
Steven Hollister	8,225,876	218,638	1,842,920

(2) The shareholders voted for the ratification of the appointment of Ernst & Young LLP as our independent accountants for fiscal 2013. Votes cast were as follows:

For	11,771,670
Against	63,223
Abstain	66,518

(3) The shareholders voted on an advisory basis to approve the compensation of the executive officers of Calavo Growers, Inc. as disclosed in the company’s 2013 proxy statement. Votes cast were as follows:

For	9,453,114
Against	400,877
Abstain	204,500
Broker Non-Votes	1,842,920

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
April 29, 2013
	By:	/s/ Lecil E. Cole
Lecil E. Cole Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

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